UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     QLogic Corporation, a Delaware corporation (“QLogic” or the “Company”) entered into a five (5) year Master Joint Development and Marketing Agreement (the “Agreement”) with McDATA Corporation, a Delaware corporation (“McDATA”). Under the Agreement, the parties will jointly develop, market and distribute to select OEMs and other distribution channel partners certain joint embedded fabric switch and software offerings that consist of a QLogic embedded switch blade product for the server environment that is interoperable in McDATA fabrics and with McDATA’s storage management and security software. QLogic will pay McDATA an initial fee of $4,000,000. QLogic will also pay a unit royalty on sales of the joint product offering.

     A copy of the press release issued by the Company concerning the agreement being announced is included herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated November 22, 2004, announcing a joint development and marketing agreement between QLogic Corporation and McDATA Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
November 22, 2004	/s/ Anthony J. Massetti
Anthony J. Massetti
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
99.1	Press Release, dated November 22, 2004, announcing a joint development and marketing agreement between QLogic Corporation and McDATA Corporation.